Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-208324, 333-126958, 333-140042 and 333-170395 on Form S-8 and in Registration Statement Nos. 333-211968 and 333-228713 on Form S-3 of our reports dated September 10, 2020, relating to the financial statements of Net 1 UEPS Technologies, Inc. and its subsidiaries (collectively, the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Net 1 UEPS Technologies, Inc. for the year ended June 30, 2020.

/s/ Deloitte & Touche

Registered Auditors

Johannesburg, South Africa

September 10, 2020

National Executive: *LL Bam Chief Executive Officer *TMM Jordan Deputy Chief Executive Officer; Clients & Industries *MJ Jarvis Chief Operating Officer *AF Mackie Audit & Assurance *N Sing Risk Advisory DP Ndlovu Tax & Legal *MR Verster Consulting *JK Mazzocco People & Purpose MG Dicks Risk Independence & Legal *KL Hodson Financial Advisory *B Nyembe Responsible Business & Public Policy *R Redfearn Chair of the Board

A full list of partners and directors is available on request                                                                                                    *Partner and Registered Auditor